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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 17, 1997


                               VISX, INCORPORATED
             (Exact name of Registrant as specified in its charter)

                            ------------------------

                             3400 CENTRAL EXPRESSWAY
                              SANTA CLARA, CA 95051
                                 (408) 733-2020
    (Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)




            DELAWARE                       1-10694             06-1161793
  (State or other Jurisdiction      (Commission File No.)     (IRS Employer
of Incorporation or Organization)                           Identification No.)




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ITEM 5.  Other Events.

      On June 17, 1997 the Registrant and Summit Technology, Inc. ("Summit") settled all outstanding U.S. and international patent disputes between them, including the infringement litigation in Delaware related to Summit's Azema patent and in Canada related to Registrant's L'Esperance patents. Under the settlement, Registrant and Summit have released each other and their customers from claims of past infringement and have cross-licensed each other's foreign patents in the field of laser ablation of corneal tissue. In addition, as part of the agreement an exclusive license to the relevant U.S. Azema patents will be contributed to Pillar Point Partners. The settlement requires an exchange of payments resulting in a net payment of $4.5 million to Summit. Excluded from the settlement is the lawsuit brought by VISX Partner, Inc. against Summit Partner, Inc. in Massachusetts in connection with partnership matters.


ITEM 7.  Exhibits

Exhibit 99.1*  Settlement Agreement dated June 17, 1997.















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*  Confidential Treatment has been requested for certain portions of this exhibit.




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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        VISX, INCORPORATED



      Dated:  July 1, 1997              By:  /s/ Elizabeth H. Davila
                                             --------------------------------
                                                 Elizabeth H. Davila
                                                 Executive Vice President and
                                                 Chief Operating Officer




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